Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
REGARDING PERIODIC REPORT CONTAINING
FINANCIAL STATEMENTS

I, Michael T. Shaw, Chief Executive Officer of Interface Security Systems Holdings, Inc. (the "Company") in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to my knowledge, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2016 (the "Report") filed with the Securities and Exchange Commission:

(i)	fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael T. Shaw

Name:	Michael T. Shaw
Title:	Chief Executive Officer
May 12, 2016

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.